Exhibit 23.2




                         CINDY SHY, P.C.
                  A professional law corporation
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P.O. Box 380-236.Ivins, Utah 84738.Telephone (435)674-1282. Fax (435)673-2127


                        CONSENT OF COUNSEL

The undersigned hereby consents to the reference to the firm of Cindy Shy, P.C, under the caption "Interests of Named Experts and Counsel" to the registration statement on Form S-8 of Pacific WebWorks, Inc.



                                     Cindy Shy, P.C.


                                     /s/ Cindy Shy
                                  By ______________________
                                     Cindy Shy, Attorney


Ivins, Utah
May 23, 2006